UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 5, 2021

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive, Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.001 per Share)	AIN	New York Stock Exchange
Class B Common Stock (par value $0.001 per Share)	AIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On August 5, 2021, Albany International Corp. (the “Company”) entered into a side letter agreement (the “Side Letter”) with Standish Family Holdings, LLC, J.S. Standish Company, Christine L. Standish, John C. Standish and J. Spencer Standish Discretionary Trust for Christine L. Standish U/A/D 6/21/83 (the “Standish Trust” and collectively, the “Standish Family”) pursuant to which the Standish Family generally agreed to (i) bear the costs and expenses associated with a secondary offering of shares of the Company’s Class A common stock, par value $0.001 per share, to be issued upon conversion of an equal number of shares of the Company’s Class B common stock, par value $0.001 per share (the “Offering”), including 50% of the documented fees and expenses of the financial adviser to the special committee of the Company’s board of directors (the “Board”), and any registration statement or prospectus supplement related to the Offering, (ii) convert any and all shares of the Company’s Class B common stock held by the Standish Family after completion of the Offering into an equal number of shares of the Company’s Class A common stock (the “Conversion”) and (iii) cause Christine L. Standish and Lee C. Wortham (the “Standish Directors”) to tender their resignations after completion of the Offering as members of the Board and all committees of the Board on which the Standish Directors serve. As of July 28, 2021, the Standish Family held in the aggregate shares of the Company’s common stock entitling them to cast approximately 34.5 percent of the combined votes entitled to be cast by all stockholders of the Company.

The foregoing description of the Side Letter does not purport to be complete, and is qualified in its entirety by reference to the Side Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On August 5, 2021, the Standish Directors notified the Board of their decision to resign as members of the Board and all committees of the Board, effective upon completion of the Offering. Following their resignations, until further action by the Board, the number of directors of the Company shall be seven. Christine L. Standish serves on the Governance Committee of the Board, and Lee C. Wortham serves on the Compensation Committee of the Board. The Standish Directors’ decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On August 5, 2021, the Company issued a press release announcing the launch of the Offering, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As disclosed in the preliminary prospectus supplement for the Offering, prior to the closing of the Offering, Standish Family Holdings, LLC will transfer 50,000 shares of Class B Common Stock to the Standish Trust, and the shares of Class B common stock transferred to the Standish Trust and all remaining shares of Class B common stock held by the Standish Family will be converted into Class A common stock, in accordance with the Company’s amended and restated certificate of incorporation.

The Company is separately filing herewith as Exhibit 4.1 a description  of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
10.1	Side Letter, dated August 5, 2021.
99.1	Press release, dated August 5, 2021, announcing the launch of the Offering.
104	Inline XBRL cover page.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Stephen M. Nolan
Name:	Stephen M. Nolan
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: August 5, 2021